Exhibit (c)(2)

CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION Project Cake Financial Analysis Overview Goldman Sachs & Co. LLC June 18, 2018 Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Disclaimer CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Special Committee of the Board of Directors (the “Special Committee”) and senior management of Freeway (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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Table of Contents CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION I.    Transaction Overview II.    Market Perspective III.    Financial Plan IV.    Financial Analysis Appendix A:    Additional Materials

CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION I.    Transaction Overview

CONFIDENTIAL DRAFT

Goldman Sachs

Overview of the Proposal

INVESTMENT BANKING DIVISION

($ in millions, except per share data)

Review of Transaction		Initial Offer Price	Revised Offer Price	Final Offer Price
Transaction Price Per Share		$ 133.00	$ 135.00	$ 137.00
Implied Premium to:				
Current Share Price as of: 18-Jun-2018 | $ 106.45		*24.9 %*	*26.8 %*	*28.7 %*
52-Week High | $ 107.15		*24.1 %*	*26.0 %*	*27.9 %*
Basic Number of Shares Outstanding (mm)[1]		37.11	37.11	37.11
Options Outstanding (mm)[1]		0.39	0.39	0.39
Weighted Average Exercise Price[1]		$ 19.54	$ 19.54	$ 19.54
Unvested Restricted Stock Units (mm)[1]		0.99	0.99	0.99
Fully Diluted Shares Outstanding (mm)[2]		38.44	38.44	38.44
Implied Equity Value		**$ 5,112**	**$ 5,189**	**$ 5,266**
Shares Not Owned by Railway (Diluted) (mm)[2]		17.42	17.42	17.42
Implied Equity Value of Minority Stake (Diluted)[1]		**$ 2,317**	**$ 2,352**	**$ 2,387**
Debt[3]		$ 90	$ 90	$ 90
Cash[3]		60	60	60
Net Debt[3]		30	30	30
Implied Total Enterprise Value		**$ 5,142**	**$ 5,219**	**$ 5,296**
Implied Multiples				
Management Projections				
CY 2018E EV / Revenue	$ 287	17.9 x	18.2 x	18.4 x
CY 2019E EV / Revenue	$ 465	11.1 x	11.2 x	11.4 x
CY 2020E EV / Revenue	$ 627	8.2 x	8.3 x	8.5 x
IBES Projections				
CY 2018E EV / Revenue	$ 228	22.6 x	22.9 x	23.3 x
CY 2019E EV / Revenue	$ 315	16.3 x	16.5 x	16.8 x
CY 2020E EV / Revenue	$ 411	12.5 x	12.7 x	12.9 x

Source: Freeway public filings, Freeway Projections prepared by management and approved for our use by Freeway's Board as of Jun-2018; Bloomberg, CapIQ; Market data as of 18-Jun-2018. Note: 52-Week High is calculated using market close share price.
[1] As of 17-Jun-2018. [2] Calculated using Treasury Stock Method. [3] Debt, Cash and Net debt as of 31-Mar-2018.

Transaction Overview 5

CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION II.    Market Perspective

Freeway Share Price Performance Since IPO CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION $160 Final Offer Price: $137.00 $130 491 % D) (US $100 e VWAP Since CMS Reimbursement Decision (16-Mar-2018): $ 83.72 r ic P VWAP Since Flatiron Announcement (15-Feb-2018): $ 82.80 VWAP YTD (1-Jan-2018): $ 79.38 Closing $70 VWAP Since FoundationOne Approval (30-Nov-2017): $ 76.09 VWAP Since IPO (25-Sep-2013): $ 35.01 VWAP Since First Railway Transaction $40 Announcement (12-Jan-2015): $ 38.45 $10 Sep-2013 Mar-2014 Sep-2014 Mar-2015 Sep-2015 Mar-2016 Sep-2016 Mar-2017 Sep-2017 Mar-2018 Freeway Source: Bloomberg, CapIQ, Company Filings; Market data as of 18-Jun-2018 Market Perspective 7

Freeway Historical Share Price Performance INVESTMENT BANKING DIVISION CONFIDENTIAL DRAFT Since IPO Since Railway Announcement (12-Jan-2015) 600% 491% 260% 500% 220% 128% 400% e 180% 61 % Pric 49 % Price 130% 48 % ed 300% 140% 37% 127% 83 % Indexed ndex 200% 100% I 64% 100% 60% 0% 20% Sep-2013 Nov-2014 Dec-2015 Feb-2017 Mar-20 Jun-2018 Jan-2015 Nov-2015 Sep-2016 Jul-2017 Jun-2018 Since FoundationOne CDx FDA Approval (30-Nov-2017) Since CMS Reimbursement Decision (16-Mar-2018) 160% 240% 150% 220% 140% 200% 100% 37 % rice 180% 130% 33 % P Price d 120% 160% Indexe 140% 30 % Indexed 110% 6% 4% 17% 120% 100% 1% 15% 100% 5% 90% 80% 80% Nov-2017 Jan-2018 Mar-2018 Apr-2018 Jun-2018 Mar-2018 Apr-2018 May-2018 Jun-2018 Freeway Molecular Diagnostics Services¹ Diagnostic Services² S&P 500 XBI Source: Bloomberg, CapIQ and company filings; Market data as of 18-Jun-2018 ¹ Molecular Diagnostics Services: Exact Sciences (EXAS), Genomic Health (GHDX), Invitae (NVTA), Myriad (MYGN), Natera (NTRA), NeoGenomics (NEO) and Veracyte (VYCT). ² Diagnostics Services: Laboratory Corp (LH) and Quest Diagnostics (DGX). Market Perspective 8

CONFIDENTIAL DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Equity Research and Freeway

Broker	Price Target	Rating	Valuation Methodology	Observations	Estimated Revenue ($mm) 2018 E	2019 E	2020 E	M&A Observations
Cowen[1]	$ 95.00[1]	Buy	Sum of parts: segments valuation and database valuation	■ Price target based on **sum of:** — Segments Value: assumes **~6x 2019E Segment Value/sales multiple** (~$141mm 2019E sales from Clinical and $74mm 2019E sales from Biopharma) — Database Value: assumes a value of **$5k per patient and 404k patients in the database in 2019** – Estimated $5k value per patient is based on a set of precedent database investments	$ 250	$ 358	$ 430	■ M&A not included in Price Target
Janney Montgomery Scott	90.00	Hold	EV / Sales	■ Price target based on **~12.8x 2019E EV/Sales or ~10.1x 2020E EV/ Sales** ■ "Multiple relative to 2014/15 range of 7.4-10.1x when expectations for FoundationOne were high and the company had yet to receive CMS and FDA approval"	219	282	365	■ M&A not included in Price Target
Goldman Sachs	83.00	Hold	EV / Sales M&A value DCF	■ 12-month price target based on a blend of: — **~14x 2018E EV/Sales**, 50% weighted — **~16x 2018E EV/Sales as M&A Value**, 15% weighted — **DCF analysis** with WACC of 9.2% and terminal growth rate of 6%, 35% weighted	233	295	391	■ M&A included in Price Target (15% weight)
J.P. Morgan	55.00	Hold	EV / Sales	■ Dec-2018 price target based on **8-year DCF** analysis with a WACC of 9.6% and terminal growth rate of 3.0%	227	336	519	■ M&A not included in Price Target
William Blair	NA	NA	NA	■ NA	212	283	386	■ NA
Benchmark	NA	NA	NA	■ NA	228	373	528	■ NA
High	**$ 95.00**			**High**	**$ 250**	**$ 373**	**$ 528**	
Mean	**80.75**			**Mean**	**228**	**321**	**437**	
Median	**86.50**			**Median**	**228**	**315**	**411**	
Low	**55.00**			**Low**	**212**	**282**	**365**	

Source: Wall Street research as of 18-Jun-2018.
[1]Cowen's valuation methodology and observations are not reflective of the 28-Mar-2018 price target revision as the updated report is not available.

Market Perspective 9

Historical Freeway and Peers Trading Multiple Three Year Forward1 Revenue Multiple Since IPO CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION 15x IPO to                At First    Since First                Since FDA Since CMS Average Railway Deal Railway Deal Railway Deal Approval YTD Reimbursement Freeway 4.2 x 4.7 x 4.3 x 8.8 x 8.9 x 8.0 x Molecular Diagnostics Services² 2.5 2.7 2.2 2.5 2.5 2.5 Diagnostic Services³ 1.7 1.8 1.9 2.1 2.1 2.1 12-Jan-2015 Railway transaction announced 10x 10.0 x p le M ulti e en u Re v Y3 F 5x 3.6 x 2.2 x 0x Sep-2013 Apr-2014 Oct-2014 Apr-2015 Oct-2015 May-2016 Nov-2016 May-2017 Nov-2017 Jun-2018 - Freeway Molecular Diagnostics Services² Diagnostic Services³ Source: Bloomberg, CapIQ, and Wall Street research; Market data as of 18-Jun-2018 1 Currently Three Year Forward represents year 2020. 2 Molecular Diagnostics Services: Exact Sciences (EXAS), Genomic Health (GHDX), Invitae (NVTA), Myriad (MYGN), Natera (NTRA), NeoGenomics (NEO) and Veracyte (VYCT). 3 Diagnostics Services: Laboratory Corp (LH) and Quest Diagnostics (DGX). Market Perspective 10

Current Trading Multiples CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION EV / 2018E Revenue 18.1x 19.3x Median: 4.4x Median: 2.3x 14.3x 4.7x 4.5x 4.4x 3.7x 3.5x 3.4x 2.5x 2.2x Freeway—Freeway—Exact Genomic Invitae NeoGenomics Myriad Veracyte Natera Quest LabCorp Management IBES Sciences Health EV / 2019E Revenue Median: 3.7x Median: 2.3x 13.0x 13.4x 8.8x 4.3x 4.0x 3.7x 3.1x 2.9x 2.8x 2.4x 2.1x Freeway—Freeway—Exact Genomic NeoGenomics Myriad Invitae Veracyte Natera Quest LabCorp Management IBES Sciences Health EV / 2020E Revenue Median: 3.6x Median: 2.2x 10.0 x 9.4 x 6.6 x 3.9 x 3.6 x 3.6 x 2.4 x 2.4 x 2.3 x 2.2 x 2.0 x Freeway—Freeway—Exact Genomic Myriad NeoGenomics Natera Veracyte Invitae Quest LabCorp Management IBES Sciences Health Median: 54.3x Median: 12.2x 148.0x Freeway Molecular Diagnostics Services Diagnostics Services Source: Freeway Management as of Jun-2018, 54.3x Wall Street research, Bloomberg; Market data as of 18-Jun-2018 41.8x NM NM NM NM NM 12.3x 12.1x Market Perspective 11

Estimated Revenue Growth CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION 2018E – 2019E Revenue Growth Median: 20.7 % Median: 3.6% 62.0% 47.7% 44.6% 38.6% 23.4% 20.7% 11.8% 10.1% 2.4% 4.2% 3.1 % Freeway—Freeway—Invitae Exact Natera Veracyte NeoGenomics Genomic Myriad LabCorp Quest Management IBES Sciences Health 2018E – 2020E Revenue CAGR Median: 20.6 % Median: 3.6% 47.7% 44.5% 43.1% 34.3% 22.3% 20.6% 11.6% 9.8% 3.9% 3.3% 2.3 % Freeway—Freeway—Invitae Exact Median:Veracyte 54.3x Natera NeoGenomics Genomic Myriad Median: LabCorp 12.2x Quest Management IBES Sciences Health 148.0x Freeway Molecular Diagnostics Services Diagnostics Services Source: Freeway Management as of Jun-2018, 54.3x Wall Street research, Bloomberg; Market data as of 18-Jun-2018 41.8x NM NM NM NM NM 12.3x 12.1x Market Perspective 12

CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION III.    Financial Plan

Freeway Management Projections ($ in millions) CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION 2018E Q2-Q4 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Clinical US—F1/F1CDx $ 106 $ 93 $ 216 $ 288 $ 358 $ 432 $ 502 $ 564 $ 619 Clinical US—F1H 7 5 20 37 49 59 66 72 77 Clinical US—LBx 5 4 12 32 66 79 92 103 114 Clinical OUS 20 17 34 44 68 69 67 86 113 Total Clinical Revenue $ 138 $ 119 $ 282 $ 401 $ 542 $ 640 $ 728 $ 824 $ 922 Pharma Revenue 149 115 183 225 265 310 353 388 427 Total Revenue $ 287 $ 234 $ 465 $ 627 $ 807 $ 949 $ 1,080 $ 1,212 $ 1,349 % Growth 62% 35% 29% 18% 14% 12% 11% COGS (136) (109) (171) (200) (225) (227) (235) (262) (298) Gross Profit $ 151 $ 126 $ 294 $ 427 $ 582 $ 722 $ 845 $ 950 $ 1,050 % Margin 53% 54% 63% 68% 72% 76% 78% 78% 78% Operating Expenses (285) (223) (334) (374) (414) (455) (492) (528) (558) EBIT $(134) $(97) $(40) $ 53 $ 167 $ 267 $ 353 $ 422 $ 492 % Margin (47)% (41)% (9)% 8% 21% 28% 33% 35% 37 % Depreciation and Amortization 24 19 28 34 40 37 33 33 33 EBITDA $(110) $(78) $(12) $ 87 $ 207 $ 305 $ 386 $ 455 $ 525 % Margin (38)% (33)% (2)% 14% 26% 32% 36% 38% 39% % Growth (89)% (853)% 138% 47% 27% 18% 15 % Interest Expense $(7) $(6) $(15) $(18) $(17) $(14) $(10) $(6) $(2) Tax Expense 0 0 0 0 0 0 (57) (89) (103) Net Income $(141) $(103) $(55) $ 35 $ 151 $ 254 $ 287 $ 328 $ 387 % Growth (61)% (164)% 325% 68% 13% 14% 18 % Net Income $(141) $(103) $(55) $ 35 $ 151 $ 254 $ 287 $ 328 $ 387 (+) Depreciation and Amortization 24 19 28 34 40 37 33 33 33 (+) Net SBC Cash Impact 16 13 30 15 (11) (6) (7) (8) (8) (-) Change in Net Working Capital 4 14 (17) (30) (36) (20) (18) (19) (13) Operating Cash Flow $(97) $(58) $(14) $ 55 $ 144 $ 265 $ 294 $ 334 $ 399 (-) Capex (48) (42) (34) (42) (29) (26) (26) (26) (26) Levered Cash Flow $(145) $(100) $(48) $ 12 $ 115 $ 239 $ 268 $ 308 $ 372 (+) Equity Financing / Issuance 4 0 0 0 0 0 0 0 0 (+) Debt Issuance 140 110 70 0 0 0 0 0 0 (-) Debt Repayment 0 0 0 0 (40) (56) (60) (64) (51) Net Change in Cash $(1) $ 10 $ 22 $ 12 $ 75 $ 183 $ 208 $ 244 $ 322 Beginning Cash Balance $ 71 $ 60 $ 70 $ 92 $ 105 $ 180 $ 363 $ 571 $ 815 Ending Cash Balance $ 70 $ 70 $ 92 $ 105 $ 180 $ 363 $ 571 $ 815 $ 1,136 Ending Debt Balance $ 200 $ 200 $ 270 $ 270 $ 230 $ 174 $ 114 $ 51 $ 0 Diluted Shares Oustanding 38.4 38.4 38.4 38.4 38.4 38.4 38.4 38.4 38.4 Source: Freeway Management as of Jun-2018 Financial Plan 14

Comparison of Financial Projections Management Projections versus IBES Median ($ in millions) CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION Revenue EBITDA $ 1,000 $ 250 $ 800 $ 1,000 $ 150 $ 87 $ 627 $ 807 $ 600 $ 800 $ 50 $(12) $ 465 $ 627 $ 400 $ 600 $(50) $(33) $ 287 $ 631 $ 411 $ 465 $(110) $ 315 $(142) $(89) $ 153 $ 400 $ 200 $(150) $ 228 $ 4 $(133) $(142) $ 287 $ 153 $ 315 $ 200 $ 153 $(250) $ 0 $ 228 2017A 2018E 2019E 2020E 2017A 2018E 2019E 2020E $ 153 Number of Number of — 6 $ 0 6 6 — 5 5 5 Analysts Analysts 2017A 2018E 2019E 2020E 2021E Management Estimates IBES Median Source: Freeway Management as of Jun-2018, Wall Street estimates; Market data as of 18-Jun-2018 Financial Plan 15

CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION IV.    Financial Analysis

CONFIDENTIAL DRAFT

Goldman Sachs

Illustrative Summary of Financial Analyses of Freeway
($ per share)

INVESTMENT BANKING DIVISION

	Methodology	Illustrative Price Per Share	Comments
Financial Analyses	Discounted Cash Flow Valuation	$ 82 – $ 133	Management projections 2018E – 2025E Based on 9.5% - 11.0% discount rate; 4.0% – 5.0% perpetuity growth rate Implied LTM EV / Revenue exit multiples range between 4.2x – 6.6x Implied LTM EV / EBITDA exit multiple range between 10.8x – 17.0x
Financial Analyses	Present Value of Future Stock Price	$ 73 – $ 200	Based on illustrative EV / Three Year Forward revenue multiple range of 4.0x (likely future normalized multiple) and 9.5x (current trading multiple) applied to 2021E – 2024E revenue Discounted at cost of equity of 10.5%
Financial Analyses	Premia Analysis | Minority Stake Takeout	$ 122 – $ 160	Premium of 15% - 50% applied to share price as of 18-Jun-2018 based on precedent transactions
Reference Information	52-Week Trading Range	$ 33 – $ 107	52-week trading range based on close prices — High: 05-Jun-2018 ($107.15) — Low: 02-Aug-2017 ($33.30)
Reference Information	Analyst Price Targets	$ 55 – $ 95	Price targets (range of 4 analysts) — Median price target: $86.50 — Mean price target: $80.75
Reference Information	Premia Analysis | Diagnostic Services	$ 133 – $ 170	Premium of 25% – 60% applied to share price as of 18-Jun-2018 based on precedent transactions

Current Share Price: $ 106.45

Final Offer Price: $ 137.00

Source: Freeway Management as of Jun-2018, Company filings, Wall Street research, CapIQ; Market data as of 18-Jun-2018

Financial Analysis 17

INVESTMENT BANKING DIVISION A.    Supporting Information and Analysis

Illustrative Discounted Cash Flow Analysis Illustrative Sensitivity Analysis | Perpetuity Growth Rate Methodology CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION Discount Rate vs. Perpetuity Growth Rate Discount Rate vs. Perpetuity Growth Rate Discount Rate Discount Rate $ 102 9.50% 10.25% 11.00% 5.2 x 9.50% 10.25% 11.00 % LTM 4.00% $ 110 $ 95 $ 82 4.00% 5.3 x 4.7 x 4.2 x Value y Multiple Rate 4.25% 115 98 85 Exit it y 4.25% 5.6 4.9 4.4 Share Rate etuit h 4.50% 120 102 88 etu h 4.50% 5.9 5.2 4.6 Per p wt wt Equity Per o 4.75% 126 106 91 erp o 4.75% 6.2 5.4 4.8 Gr Implied Revenue P G r 5.00% 133 111 94 5.00% 6.6 5.7 5.0 Discount Rate vs. Perpetuity Growth Rate Revenue Growth vs. EBITDA Margin Perpetuity Growth Rate ‘19E—‘25E Revenue CAGR Change Delta in Rev. CAGR (3.0)% 0.0% 3.0% 13.2 x 9.50% 10.25% 11.00 % LTM Implied ‘25E Rev: $ 1,136 $ 1,349 $ 1,595 4.00% 13.7 x 12.1 x 10.8 x (2.0)% $ 78 $ 95 $ 115 Multiple Value Exit 4.25% 14.4 12.6 11.3 Rate Share¹ (1.0)% 81 99 119 4.50% 15.2 13.2 11.7 Margin owth Equity Per DA 0.0% 84 102 122 Perpetuity r 4.75% 16.0 13.9 12.3 Change Implied EBITDA G BIT 1.0% 87 105 126 5.00% 17.0 14.6 12.8 E 2.0% 90 109 130 Source: Freeway Management as of Jun-2018 ¹ Calculated at midpoint of perpetuity growth rate and discount rate. Financial Analysis 19

Present Value of Future Share Price Analysis EV / Three Year Forward Revenue Methodology | 10.5% Cost of Equity CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION Assumptions Future Stock Price Present Value of Future Stock Price ï® Illustrative EV / Three Year $350 $350 Forward Revenue multiple¹ range of 4.0x – 9.5x $299 $300 $300 ï® Discounted to 18-Jun-2018 using $262 an illustrative cost of equity of 10.5% rice $250 $250 P $230 Price e ï® Revenue, future ar $212 cash, debt and h S hare $200 share count e $200 $196 S $194 projections per tur $185 e $200 $188 Freeway $162 tur $177 Management Fu Fu of f o $142 $150 $138 $150 $132 $137 alue $125 alue $125 V V al $106 $108 $106 $94 $100 $100 $84 $80 $80 Nomin Present $73 $77 $50 $50 $0 $0 Today Jun-2019E Jun-2020E Jun-2021E Jun-2022E Today Jun-2019E Jun-2020E Jun-2021E Jun-2022E EV / Three Year Forward Revenue Multiple EV / Three Year Forward Revenue Multiple 9.5 x Multiple 6.75 x Multiple 4.0 x Multiple (Current trading multiple) (Likely future normalized multiple) Source: Freeway Management as of Jun-2018, Bloomberg; Market data as of 18-Jun-2018. Note: Assumes diluted share count of 38.4mm for projection period as provided by Freeway management. ¹ Currently Three Year Forward represents 2020. Financial Analysis 20

CONFIDENTIAL DRAFT

Goldman Sachs

Select Minority Stake Takeout Acquisitions

INVESTMENT BANKING DIVISION

Date Announced	Acquiror	Target	% Held at Announcement	Consideration for Acquired stake	Premium to Undistubed[1]
7-Mar-2016	Great American Insurance Group	National Interstate	50.8 %	$ 312	41.5 %
19-Feb-2013	Chiesi Farmaceutici	Cornerstone Therapeutics	55.4	112	77.6
28-Nov-2012	Danfoss	Sauer-Danfoss	75.6	693	48.6
1-Nov-2010	CNA Financial	CNA Surety	62.0	478	37.9
21-Mar-2010	CONSOL Energy	CNX Gas	82.5	989	24.2
4-Sep-2009	Fairfax Financial	Odyssey RE	72.2	1,050	29.4
12-Aug-2008	Bank of Tokyo-Mitsubishi	UnionBanCal	61.1	3,707	26.3
21-Jul-2008	Roche	Genentech	52.2	46,695	16.1
		High	82.5 %	$ 46,695	48.6 %
		Mean	64.0	6,754	32.0
		Median	61.6	841	29.4
		Low	50.8	112	16.1

Date	Acquiror	Target	% Held at Announcement[2]	Consideration for Acquired Stake	Premium to Undisturbed
18-Jun-2018	Railway	Freeway	54.7 %	$ 2,387	28.7 %

Source: Public filings, LTM figures are based on latest publically available financial statements and CapIQ
Note: List includes deals involving US-domiciled, only strategic acquirers, and all cash consideration; excludes minority squeeze-outs. The value listed as consideration for the Railway / Freeway transaction represents the equity value of the minority stake in the proposed transaction.
[1] Cornerstone/Chiesi omitted from premium statistics due to Cornerstone's acquisition of the Exclusive U.S. Marketing Rights to PERTZYE during the acquisition process with Chiesi.
[2] Calculated using treasury stock method at final offer price, assuming Railway's ownership is equal to 21.0mm shares.

Financial Analysis

21

CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION Appendix A:    Additional Materials

CONFIDENTIAL DRAFT

INVESTMENT BANKING DIVISION

Key Events and Share Price Performance

Since 2015



Closing Price (USD)
$ 120
$ 100
$ 80
$ 60
$ 40
$ 20
$ 0
Volume (000)
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
$106.45
Jan-2015
Oct-2015
Aug-2016
Jul-2017
May-2018
12-Jan-2015 Freeway announces strategic collaboration with Railway and Railway's proposed acquisition of a majority stake
07-Apr-2015 Strategic transaction with Railway, including the sale of a majority stake (~57%) on a fully diluted basis, closes
30-Nov-2017 FDA approves Freeway's comprehensive genomic profiling test for solid tumors FoundationOne CDx
15-Feb-2018 Railway announces acquisition of Flatiron Health
16-Mar-2018 CMS issues final NCD establishing coverage for patients who receive testing with FoundationOne CDx
29-Jul-2015 Adjusts guidance down due to slower than expected progress in obtaining local coverage determination from regional MAC
19-Dec-2016 FDA approves FoundationFocus CDx BRCA, a companion diagnostic to aid in identifying ovarian cancer
3-Mar-2017 Freeway receives first Medicare payment from Palmetto GBA for its FoundationOne genomic profiling assay
21-May-2018 Freeway receives new ADLT status for FoundationOne CDx from the CMS
Volume
Freeway

Source: Company filings and press releases, Bloomberg; Market data as of 18-Jun-2018

Additional Materials 23

Freeway Shares Traded at Various Prices ($ per share) CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION 3 Months 6 Months 12,000 Weighted Average Price: $ 84.28 Weighted Average Price: $ 79.09 16,000 Total Shares Traded as Percent of Shares Outstanding: 56% Total Shares Traded as Percent of Shares Outstanding: 104% 10,000 14,000 12,000 (000) 8,000 00 ) 10,000 6,000(0 8,000 e 4,000 ume 6,000 Volum 2,000 Vol 4,000 2,000 69.95 77.39 84.83 92.27 99.71 62.60 71.51 80.42 89.33 98.24 to to to to to to to to to to 77.38 84.82 92.26 99.70 107.15 71.50 80.41 89.32 98.23 107.15 1 Year Since First Close 35,000 Weighted Average Price: $ 65.63 250,000 Weighted Average Price: $ 35.39 Total Shares Traded as Percent of Shares Outstanding: 178% Total Shares Traded as Percent of Shares Outstanding: 918% 30,000 200,000 25,000 ) (000) 20,000 (000150,000 e 15,000 ume100,000 Volum 10,000 Vol 50,000 5,000 33.30 48.07 62.84 77.61 92.38 13.71 32.40 51.09 69.77 88.46 to to to to to to to to to to 48.06 62.83 77.60 92.37 107.15 32.39 51.08 69.76 88.45 107.15 Source: Bloomberg; Market data as of 18-Jun-2018 Additional Materials 24

Illustrative Discounted Cash Flow Analysis ($ in millions, except per share data) CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION DCF Assumptions ï® Projections discounted to 31-Mar-2018; assumes mid-year convention ï® Analysis includes net operating losses ï® D&A equal to 95% of Capex in the terminal year and working capital adjusted to steady-state ï® Tax rate of 21.0% ï® Cash and Debt balances as of 31-Mar-2018 Unlevered Cash Flows Q2-Q4 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Terminal EBITDA $(78) $(12) $ 87 $ 207 $ 305 $ 386 $ 455 $ 525 $ 525 (-) D&A (19) (28) (34) (40) (37) (33) (33) (33) (25) EBIT $(97) $(40) $ 53 $ 167 $ 267 $ 353 $ 422 $ 492 $ 500 (-) Taxes 0 0 (11) (35) (56) (74) (89) (103) (105) EBIAT $(97) $(40) $ 42 $ 132 $ 211 $ 279 $ 334 $ 389 $ 395 (+) D&A 19 28 34 40 37 33 33 33 25 (-) Capex (42) (34) (42) (29) (26) (26) (26) (26) (26) (-) Change in NWC 4 14 (17) (30) (36) (20) (18) (19) (19) Total Unlevered Free Cash Flow $(116) $(32) $ 17 $ 113 $ 187 $ 266 $ 322 $ 377 $ 375 % YoY Growth NM NM 585% 65% 42% 21% 17 % Source: Freeway Management as of Jun-2018, Bloomberg; Market data as of 18-Jun-2018 Additional Materials 25

Correlation Between Revenue Multiple and Growth 2020E EV / Revenue CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION 12.0 x 10.0 x ‘19-‘20 rev. growth: Freeway 30% (IBES) EXAS R² = 0.6049 8.0 x e ‘19-‘20 rev. growth: Revenu 35% (mgmt) / 6.0 x V ‘20-‘21 rev. E growth: 29% 20 (mgmt) 20 ‘21-‘22 rev. 4.0 x growth: 18% (mgmt) MYGN GHDX NEO DGX ‘22-‘23 rev. growth: VCYT 2.0 x 14% (mgmt) NTRA NVTA LH 0.0 x 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2019—2020 Revenue CAGR Freeway Molecular Diagnostics Services Diagnostics Services Source: Freeway management as of Jun-2018, Wall Street estimates, CapIQ, Bloomberg; Market data as of 18-Jun-2018 Note: NVTA has been excluded from the regression analysis. Additional Materials 26

CONFIDENTIAL DRAFT

Goldman Sachs

INVESTMENT BANKING DIVISION

Comparison of Selected Acquisitions

Diagnostic Services

Date Announced	Acquiror	Target	Aggregate Consideration	x LTM Sales	Premium to Undisturbed
6-Jul-2017	Konica Minolta	Ambry Genetics	$ 1,000	4.3 x	NA
3-Aug-2016	Myriad Genetics	Assurex Health	410	6.8	NA
27-Jul-2016	LabCorp	Sequenom	371	3.2	194.1 %
4-Apr-2016	Cooper Companies	Genesis Genetics	60	2.5	NA
21-Oct-2015	NeoGenomics	Clarient	300	2.4	NA
4-Jun-2015	Opko	Bio-Reference	1,518	1.7	59.5
2-Dec-2014	Roche	Ariosa Diagnostics	680	NA	NA
04-Feb-2014	Myriad Genetics	Crescendo Bioscience	270	9.9	NA
6-Oct-2011	Miraca	Caris' Anatomic Pathology Business	725	3.5	NA
18-Mar-2011	Quest Diagnostics	Celera	344	2.7	27.6
24-Feb-2011	Quest Diagnostics	Athena Diagnostics	740	6.7	NA
24-Jan-2011	Novartis	Genoptix	330	1.7	26.5
22-Oct-2010	GE Healthcare	Clarient	576	5.8	33.7
13-Sep-2010	LabCorp	Genzyme Genetics	925	2.5	NA

	x LTM Sales	Premium to Undisturbed
High	9.9 x	59.5 %
Mean	4.2	36.8
Median	3.1	30.6
Low	1.7	26.5

Date	Acquiror	Target	Aggregate Consideration	LTM Sales	Premium to Undisturbed
Initial Railway Transaction					
12-Jan-2015	Railway	Freeway	$ 1,080	17.7 x[1]	108.9 %
Proposed Transaction					
18-Jun-2018	Railway	Freeway	2,387	29.5	28.7

Source: Public filings, LTM figures are based on latest publically available financial statements and CapIQ

Note: Aggregate Consideration includes the value of earnouts. Summary statistics exclude LabCorp/Sequenom premium due to financial distress of the target at the time of acquisition. The value listed as aggregate consideration for the Railway / Freeway transactions represents the equity value of the majority stake in the 2015 deal and the equity value of the minority stake in the proposed transaction.

[1] Represents 2014A Sales multiple.

Additional Materials

27

Preliminary Illustrative Weighted-Average Cost of Capital CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION WACC Calculation WACC Sensitivity Target Capital Structure Capital Structure (Tax Rate: 21%) Debt / (Debt + Equity) 5.0 % Debt 10.0% 7.5% 5.0% 0.0 % Permanent Cash / (Debt—Cash + Equity) 0.0 1.35 9.7% 9.9% 10.0% 10.2 % Equity / (Debt + Equity) 95.0 a t Be 1.40 10.0 10.1 10.2 10.5 Implied Debt to Cap 5.0 % ity Implied Debt / Equity Ratio 0.05 qu 1.45 10.2 10.4 10.5 10.8 E 1.50 10.5 10.6 10.8 11.1 WACC Calculation Risk-Free Rate 2.97 % Equity Beta 1.40 Equity Risk Premium 5.40 Cost of Equity 10.5 % Pre-Tax Cost of Debt 6.50 % After-Tax Cost of Debt 5.14 Pre-Tax Return on Cash 1.00 Weighted-Average Cost of Capital 10.25 % Source: Axioma, Ibbotsons, Bloomberg, CapIQ, Company filings; Market data as of 18-Jun-2018 Additional Materials 28

Preliminary Illustrative Weighted-Average Cost of Capital Comparable Companies | ($ in millions) CONFIDENTIAL DRAFT INVESTMENT BANKING DIVISION Historical Total Total Net Basic Market Debt to Equity Beta Debt (mm) Cash (mm) Debt (mm) Cap (mm) Cap Freeway 1.97 $ 90 $ 60 $ 30 $ 3,943 2.3 % Invitae 1.79 63 55 8 566 11.2 Natera 2.03 123 114 10 786 15.7 Myriad 1.49 69 157 (88) 2,808 2.5 Exact Sciences 2.19 913 1,267 (355) 8,528 10.7 Genomic Health 1.27 0 130 (130) 1,760 0.0 Veracyte 1.31 25 27 (2) 294 8.6 NeoGenomics 0.83 98 15 83 1,048 9.4 LabCorp 0.83 6,768 1,032 5,736 19,019 35.6 Quest 0.93 3,859 124 3,735 14,987 25.7 Median 1.40 $ 94 $ 119 $ 9 $ 2,284 10.0 % Mean 1.46 1,201 298 903 5,374 12.2 Source: Axioma, Ibbotsons, Bloomberg, CapIQ, Company filings; Market data as of 18-Jun-2018 Additional Materials 29